UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 30, 2011
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 30, 2011 (the "Effective Date"), the Company and Wayne Morrison have entered into an Addendum (the "Addendum") to Mr. Morrison's Amended and Restated Executive Employment Agreement dated January 19, 2011 (the "Executive Employment Agreement"). Mr. Morrison serves as the Company's Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

A copy of the Executive Employment Agreement was filed as an exhibit to the Company's amended current report on Form 8-K/A dated November 30, 2010 and filed with the SEC on January 25, 2011.

Pursuant to the terms of the Addendum, the following changes have been made to Mr. Morrison's Executive Employment Agreement:

  Additional Bonus. The Company shall pay Mr. Morrison an additional bonus in the amount of $300,000 at the same time and under the same terms and conditions as provided in that Section 4(e) of the Executive Employment Agreement. Section 4(e) of the Executive Employment Agreement provides that, among other things, Mr. Morrison is entitled to a bonus under the Company's 2010/2011 Bonus Program equal to 50% of his base salary upon the receipt by the Company of sufficient funds to (i) restructure the Company's existing debt under the secured term-loan credit facility provided by Nedbank, and under the Copper Hedge Agreement with Nedbank Capital, and (ii) construct Leach Pad 5.

  Health Insurance and Benefits. If Mr. Morrison elects not to participate in the Company's health insurance plan, the Company shall pay to Mr. Morrison, on a monthly basis, an amount equal to the monthly premium payment the Company would pay to provide health insurance for Mr. Morrison and his family under the Company's health insurance plan. Such amount shall be paid in accordance with the Company's usual payroll.

  Life Insurance. The Company shall pay for and provide to Mr. Morrison a ten-year term life insurance policy with a death benefit in the amount of $3,000,000.00, insuring the life of Mr. Morrison as the insured thereunder.

  Disability Insurance. The Company shall pay for and provide to Mr. Morrison a disability insurance policy in the highest amount for which Mr. Morrison is able to qualify in accordance with the underwriting requirements of the insurer issuing the disability insurance policy.

In addition, the Addendum provides that the Company shall grant to Mr. Morrison that number of additional non-qualified common stock share purchase options (the "Additional Options"), having a value of $100,000 as of the Effective Date, as determined in accordance with the Black-Scholes method of valuation, with a duration of five (5) years, pursuant to the Company's 2006 Stock Incentive Plan. The Company has issued a total of 1,194,743 Additional Options, each exercisable at an exercise price of $0.12 per share. One-third (⅓) of the Additional Options shall vest as of the Effective Date, one-third (⅓) of the Additional Options shall vest on the first anniversary of the Effective Date, and the final one-third (⅓) of the Additional Options shall vest on the second anniversary of the Effective Date.

The foregoing summary of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

In accordance with British Columbia Instrument 51-509, the Company has filed a "Notice of OTC Issuer Ceasing to be an OTC Reporting Issuer" on BC Form 51-509F1 with the British Columbia Securities Commission. The Company remains a reporting issuer in British Columbia and Ontario.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits
Exhibit	Description
10.1	Addendum to Amended and Restated Executive Employment Agreement between the Company and Wayne Morrison dated August 30, 2011.
99.1	BC Form 51-509F1 - Notice of OTC Issuer Ceasing to be an OTC Reporting Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: September 1, 2011	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Executive Officer and Chief Financial Officer